Exhibit 10.1

LABOR CONTRACT

with Director General of PARLIAMENT DISTRIBUTION,

Limited Liability Company

No 424

Balashikha city	April «1», 2008

The LIMITED LIABILITY COMPANY «Parliament Distribution», hereinafter referred to as the COMPANY, acting by Mr. William V. Carey, the Director of the Limited Liability Company COPECRESTO ENTERPRISES LIMITED (the only stakeholder of THE COMPANY), acting under the Resolution #6 of the Only Stakeholder of THE COMPANY d.d. 12.03.2008, the RF Federal Law on Limited Liability Companies, the Charter of THE COMPANY, on the one part, and Mr. Sergey Vladimirovich Kupriyanov, hereinafter referred to as THE EMPLOYEE, on the other part, agree as follows:

1. SUBJECT OF CONTRACT

1.1. THE EMPLOYEE is assigned on the position of the Director General of the LIMITED LIABILITY COMPANY «Parliament Distribution» (Resolution #6 of the Only Stakeholder of THE COMPANY d.d. 12.03.2008).

1.2. THE COMPANY is the primary employment. The employee only can take other gainful occupations in other organizations upon the permission from the General stakeholders’ meeting (from the Only Stakeholder).

1.3. THE EMPLOYEE came into office as of 01.04.2008 .

1.4. The labor contract is concluded for the period of 5 (Five) years in compliance with the cl.11.11 of art. 11 of THE COMPANY’s Charter and part 2 of cl.59 of the RF Labor Code.

2. LEGAL OBLIGATIONS OF THE PARTIES

2.1. THE COMPANY assigns, and THE EMPLOYEE accedes to the administration of the current activity of THE COMPANY for the period of this Contract.

2.2. THE EMPLOYEE on his own discretion deals with all issues of THE COMPANY’s activities, allocated to the area of his competency by this Contract, by THE COMPANY’s Charter, by the internal documents of THE COMPANY, by the Resolutions of the General stakeholders’ meeting (of the Only Stakeholder), and by the actual legislation of the Russian Federation.

2.3. THE EMPLOYEE is accountable to the General stakeholders’ meeting (to the Only Stakeholder) of THE COMPANY.

2.4. THE EMPLOYEE is obliged to fulfill the following employment duties:

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In accordance with the actual legislation, to manage production, economical and financial activity of THE COMPANY, bearing full responsibility for the consequences of the decisions made, for safety and efficient use of THE COMPANY’s equity, and for the economic and financial results of THE COMPANY’s operations;

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to organize operating and efficient collaboration of all structure units, lead their activity to development and perfection of business-processes taking into account marketing and social priorities, increase of work efficiency of THE COMPANY, broadening sales markets of the products, increase of turnover and profits, quality and competitive advantages of the product sold, their compliance with international standards for the purpose of gaining local and international market, satisfying the consumer needs in corresponding kinds of products, provide fulfillment of business plans;

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to ensure fulfillment by THE COMPANY of all its obligations to federal, regional and local budgets, State non-budgetary social funds, legal entities and other creditors of THE COMPANY under THE COMPANY’s miscellaneous agreements, as well as fulfillment of economic and labor agreements (contracts);

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to organize commercial procurement and economical production activity based on wide use of newest technologies and know-how, modern management and labor patterns, scientifically proved cost ratios (material, finance and labor), monitoring the market trends and latest experience (both local and international) for the purpose of total increase in performance standards and quality of products (services), economical efficiency of its production, rational use and economy in using all kinds of resources;

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to take measures to supply THE COMPANY with qualified personnel, efficient use and development of their professional knowledge and skills, creation of safe, friendly and healthy labor environment, compliance with environmental-protection legislation requirements;

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to provide optimal balance between the economic and administrative management methods; between the undivided authority and collectivity in discussion and dealing with different issues; between material and non-material award methods of increasing of production efficiency; between applying of principle of material interest with personal responsibility for the results and the results of the whole team work; to ensure timely payment of salaries;

•	to provide observation of labor discipline and production discipline; to take measures on creation of regular labor conditions; to ensure labor safety;

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to resolve issues of production, economical and financial activity of THE COMPANY, within areas of rights, granted to him by the legislation; assign management of separate areas of activity to other administrators – Deputy General Directors, Heads of THE COMPANY’s divisions;

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to ensure compliance with legislation in THE COMPANY’s operations and in maintaining its economic relations, use of legal tools in financial management and operating in market conditions; strengthening of contract and financial discipline, managing social and labor relations, providing the investment attraction of THE COMPANY for the purpose of support and increase of scales of business activity. To undertake all the necessary action to protect property interests of THE COMPANY in court, arbitrary, bodies of state authority.

2.5. THE EMPLOYEE has the rights and the obligations as follows:

•	the right of the first signature of all financial, economic, and other documents of THE COMPANY;

•	to act on behalf of THE COMPANY without power of attorney, to represent THE COMPANY in transactions with individuals and legal entities both in the Russian Federation and abroad;

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within the competency area, set by THE COMPANY’s Charter, to manage THE COMPANY’s equity, to conclude deals on behalf of THE COMPANY, to issue powers of attorney; to establish THE COMPANY’s settlement and other accounts – in banks, other credit organizations (in certain cases, stated by the law, in organizations – professional participants of the securities market);

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to issue resolutions, to approve instructions and local legal acts and other internal documents of THE COMPANY depending on his competence; to issue directions, mandatory for all THE COMPANY’s employees;

•	to consider current and prospective work plans;

•	to ensure the fulfillment of THE COMPANY’s plans of activity, required to achieve its goals;

•	to organize accounting records and reporting maintenance in THE COMPANY;

•	to approve THE COMPANY’s organization structure;

•	in accordance with the general structure of the executive tools of THE COMPANY, to approve the list of staff and salaries of the employees of THE COMPANY;

•	towards THE COMPANY’s staff, to execute rights and meet obligations as an employer, provided by labor legislation;

•	distributes obligations among deputies;

•	to submit THE COMPANY’s annual report and the balance sheet for approval by the General stakeholders’ meeting (the Only Stakeholder);

•	to organize the preparation on annual (quarterly) business-plan, THE COMPANY’s budget and annual (quarterly) report of fulfillment of the business-plan and of THE COMPANY’s budget;

•	to prepare the report of financial and economic activity of THE COMPANY, on fulfillment by the Director General of resolutions by the General stakeholders’ meeting (by the Only Stakeholder);

•	to approve plans and events on education and advanced training for the employees of THE COMPANY;

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to approve the reports by Deputy General Directors of THE COMPANY, by heads of THE COMPANY’s divisions on the results of fulfillment of the approved plans, programs, instructions, to consider reports, documents and other information on THE COMPANY’s activity and its subsidiary and dependant companies;

•	to provide the fulfillment of THE COMPANY’s contract liabilities;

•	to provide safety of material values, owned by THE COMPANY;

•	to ensure implementation of the Resolutions of the General stakeholders’ meeting (of the Only Stakeholder);

•	to resolve difficult matters of THE COMPANY’s current activity, with the exception to the issues allocated to competency areas of other management bodies of THE COMPANY.

2.6. THE EMPLOYEE is to comply with THE COMPANY’s internal labor rules, production and finance discipline, faithfully perform the employment duties, as stated in cl. 2.4 of this labor contract and perform the obligations in accordance with cl.2.5. of this labor contract.

2.7. THE COMPANY is obliged:

2.7.1. To provide THE EMPLOYEE with job in accordance with the provisions of this labor contract. THE COMPANY can only request THE EMPLOYEE to perform obligations (activities) not stated in this labor contract in cases, stipulated by the labor legislation of the Russian Federation.

2.7.2. To provide THE EMPLOYEE of THE COMPANY with information, documents and materials, required for performing management functions, administering the current operations of THE COMPANY, and on issues to be considered at the General stakeholders’ meeting (by the Only Stakeholder) – in cases, when the corresponding body requires the Director General to attend its meeting (session).

2.7.3. To pay the remuneration to THE EMPLOYEE in procedure and size, stated by this Contract, and to provide THE EMPLOYEE with guarantees stated by the labor legislation of the RF.

3. WORKING TIME

3.1. THE EMPLOYEE has a 5-day working week of 40 hours, 8 hours a day. Saturdays and Sundays are off work.

3.2. THE EMPLOYEE’s work on the position stated in cl. 1.1 of this Contract, is conducted under regular working conditions.

3.3. Each year THE EMPLOYEE gets a 28-days vacation period. In case THE EMPLOYEE has not yet been working for 6 month, the vacation period is granted in advance.

4. LIABILITY OF THE PARTIES

4.1. In case of not fulfillment or undue fulfillment by THE EMPLOYEE of the obligations, stated in this Contract, concluding deals which do not correspond to market trends and THE COMPANY’s interests, breach of labor legislation, the internal labor rules of THE COMPANY, and incurring damage to THE COMPANY, THE EMPLOYEE is liable under disciplinary, financially or other responsibility in accordance to the actual legislation of the RF.

4.2. THE COMPANY is liable under financial and other responsibility, in accordance to the actual legislation, in cases of:

a) illegal deprivation of THE EMPLOYEE of the possibility to work;

b) non-payment by THE COMPANY to THE EMPLOYEE in due course and (or) in due amount of remuneration and compensations, provided by the legislation of the RF and by this Contract;

c) causing of harm to THE EMPLOYEE’s life, health and (or) to the equity;

d) in other cases, stated by the legislation of the RF.

In cases, stipulated by law, THE COMPANY is obliged to compensate to THE EMPLOYEE the moral damage, inflicted by wrongful actions of THE COMPANY.

4.3 THE EMPLOYEE takes full financial responsibility for both direct damage, inflicted to THE COMPANY, and for the losses, incurred as a result of compensation of damage to the third parties.

In cases, stipulated by federal law, THE EMPLOYEE is obliged to compensate to THE COMPANY for the losses, incurred by his action (inaction). The loss calculation is based upon the norms provided by the civil legislation.

5. COMPENSATION PACKAGE

5.1. THE COMPANY guarantees to THE EMPLOYEE the monthly remuneration of 1 041 670 rubles.

5.2. The amount stated in cl. 5.1 of this Contract is to be paid in periods, set by THE COMPANY in accordance with the Labor Code of the RF.

6. GUARANTEES AND COMPENSTIONS

6.1. For the period of this labor contract, all the guarantees and compensations provided by the actual labor legislation of the RF are provided to THE EMPLOYEE.

6.2. In case of premature termination of this Contract by the decision of empowered body of THE COMPANY or by the owner of THE COMPANY’s equity, or by empowered by the owner person or body (cl. 279 RF LC), THE EMPLOYEE gets the compensation for the premature termination of the labor Contract in the amount of his average salary for the 3-months period.

7. KINDS AND CONDITIONS OF SOCIAL INSURANCE

7.1. THE COMPANY guarantees provision of THE EMPLOYEE with an insurance within the system of mandatory social insurance.

8. SPECIAL PROVISIONS

8.1. The conditions of this Contract are confidential and are not subject to disclosure.

8.2. The conditions of this Contract are legally mandatory for the parties. All the changes and amendments to this labor Contract are made in a form of written agreement, signed by both parties.

8.3.The differences between the parties, should they arise in the course of realization of the labor contract, are to be settled in the course, provided in the actual RF legislation.

8.4. On all other matters, not mentioned in this labor Contract, the parties act in accordance with the RF legislation, which regulates labor relations.

8.5. The Contract is made in two copies, with equal legal power, one of them is kept by THE COMPANY, the other – by THE EMPLOYEE.

9. ADDRESSES, REQUISITES, SIGNATURES OF THE PARTIES

THE COMPANY:	THE EMPLOYEE:

Parliament Distribution, Limited Liability Company	Mr. Sergey Vladimirovich Kupriyanov
PSRN 1075001003780 Reg.No 5001063490	Passport No 46 02 269576 issued 19.03.2002 by the 2st division of militsia of Balashikha Directorate of Internal Affairs in Moscow region, division code 503-002

Address: estate 5, Popovka str., Saltykovka district, Moscow region, 143956,	Address: 153, bld.1, Pionerskaya str., Balashikha, Moscow region, Russia, 115547

On behalf of the employer:	THE EMPLOYEE:

/s/ William V. Carey	/s/ Sergey V. Kupriyanov
William V. Carey	Sergey V. Kupriyanov

The copy of this contract received:
« 1 » April 2008 .

/s/ Sergey	/	/s/ Kupriyanov	/

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